                                                                               .
                                                                               .
                                                                               .

EXHIBIT 21.1
Subsidiaries of InvestorsBancorp, Inc.

                             INVESTORSBANCORP, INC.
                         SUBSIDIARIES OF THE REGISTRANT

NAME OF COMPANY                       INCORPORATED IN           SUBSIDIARY OF
---------------                       ---------------           -------------
InvestorsBank,                           Wisconsin           InvestorsBancorp, Inc.
A Wisconsin chartered
bank located in
Pewaukee, Wisconsin

InvestorsBancorp Capital Trust I         Delaware            InvestorsBancorp, Inc.

Investors Subsidiary, Inc.               Wisconsin           InvestorsBancorp, Inc.

Investors Business Credit, Inc.          Nevada              InvestorsBank